Exhibit 99.6
October 15, 2009
United States Securities and Exchange Commission
The undersigned, Douglas Graves, PE, hereby states as follows:
I co-authored the reports entitled “Technical Report on the Arkose Mining Venture Project, Campbell and Johnson Counties, Wyoming, U.S.A., dated February 27, 2008,” “Technical Report- The Hank Unit Property, Campbell County, Wyoming, U.S.A., dated May 1, 2008,” “Preliminary Assessment on Nichols Ranch Uranium In-Situ Recovery Project, Powder River Basin, Wyoming, U.S.A., dated July 25, 2008” and authored the reports entitled “Technical Report on the South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A., dated August 11, 2009” and “Technical Report on the South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A., dated August 11, 2009, amended and restated October 12, 2009” (the “Technical Reports”) for Uranerz Energy Corporation (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 12, 2009 (the “Form 10-K”).
I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (333-160504) and in the related prospectus of the Company dated August 21, 2009, as supplemented by the prospectus supplement dated October 15, 2009, of the Technical Reports, the summary information concerning the Technical Reports, and the reference to my name included with such information, as set forth in the prospectus, the prospectus supplement and the Form 10-K.
Sincerely,

/s/ Douglas Graves
Douglas Graves, PE